Exhibit 21

                         Subsidiaries of the Registrant



Parent
------

FirstBank Corp.

                                       Percentage             Jurisdiction or
Subsidiaries (1)                      of Ownership        State of Incorporation
----------------                      ------------        ----------------------

FirstBank Northwest,                      100%                  Washington
with its subsidiary:
Tri-Star Financial Corporation            100%                     Idaho


(1) These subsidiaries were acquired by the parent effective July 1, 1997. The operations of the Registrant's subsidiaries are included in the Registrant's consolidated financial statements.